UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) January 29, 2001
                                                      ----------------

                              AMEUROTECH CORPORATION
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                                 (former name)
                        INTERNET MULTI-MEDIA CORPORATION
                        --------------------------------

         NEVADA                       0-29292               97-0431096
----------------------------      ----------------     ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


         5970 Fairview Road, Suite 608, Charlotte, North Carolina  28210
         ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code    (704) 926-5440
                                                      --------------

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT:
         ---------------------------------------------

Marvin N. Winick, B. SC. Chartered Accountant, has tendered his resignation as the Company's auditor. The resignation was tendered without any disagreements. Because of the Company's relocating its U.S. headquarters to Charlotte, North Carolina, the firm of Crisp, Hughes & Evans, LLP has been engaged as the Company's auditors. The new accounting firm will be responsible for completing the year end 2000 audit, which the company expects to have finalized prior to the March 31, 2001 filing date for the annual report on form 10-KSB.

ITEM 5. OTHER EVENTS
        ------------

     CHANGE OF NAME: On December 12, 2000 the a majority of the shareholders of the company voted to change the name of the company to "AMEUROTECH CORPORATION". This name change resulted in the trading symbol of the company being changed to "AMEU". The company's shares are traded in the NASD OTC Bulletin Board inter-dealer trading system.

     REVERSE SPLIT: On December 12, 2000, a majority of the shareholders of the company voted for a 30 for 1 reverse split of the company's shares. The effective record date of current shareholders was set for December 15, 2001. All shareholders as of that date will be required to return certificates to the company's transfer agent for the issuance of new certificates.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS:
         ---------------------------------------

The resignation of Tom Knowles, as CEO and Director has been tendered, and accepted by the Board of Directors, effective January 30, 2001. Mrs. Elsia Popolo has been appointed as a Director, and Mr.Stephano Zorzi has assumed the duties of CEO and President. Mr. Zorzi is a Director.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMEUROTECH CORPORATION


Date   January 30, 2001
    -----------------------
                                           By: /s/ Stephano Zorzi
                                              -------------------------
                                              STEPHANO ZORZI, CEO AND
                                              DIRECTOR